EXHIBIT 5.01

February 25, 2009

Northern Illinois Gas Company (doing business as Nicor Gas Company) 1844 Ferry Road Naperville, Illinois 60563-9600

Re:	Registration Statement on Form S-3

Sears Tower, Suite 5800 233 S. Wacker Dr. Chicago, Illinois 60606
Tel: +1.312.876.7700 Fax: +1.312.993.9767 www.lw.com

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Ladies and Gentlemen:
     We have acted as special counsel to Northern Illinois Gas Company (doing business as Nicor Gas Company), an Illinois corporation (the “Company”), in connection with the Company’s filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission on February 25, 2009, relating to the registration for issue and sale by the Company of one or more series of debt securities of the Company in the form of First Mortgage Bonds (collectively, the “Securities”). The Securities will be issued pursuant to an indenture, dated as of January 1, 1954, between Commonwealth Edison Company and The Bank of New York Mellon Trust Company, N.A. (as ultimate successor to Continental Illinois National Bank and Trust Company of Chicago), as trustee (the “Trustee”), as adopted by the predecessor to the Company pursuant to an agreement dated January 22, 1954 with Commonwealth Edison Company and an Indenture of Adoption dated February 9, 1954 between the predecessor to the Company and the Trustee, as supplemented by each supplemental indenture listed as an exhibit to the Registration Statement, as such indenture may be further supplemented from time to time (the “Indenture”). You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement other than as expressly stated herein with respect to issuance of the Securities.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of Illinois, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

February 25, 2009

     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the specific terms of any particular series of Securities have been duly established in accordance with the Indenture and authorized by all necessary corporate action of the Company (including, without limitation, by the adoption of the Officer Committee of the Board of Directors of the Company of resolutions duly authorizing the terms and the issuance and sale of the Securities), and such Securities have been duly executed and issued by the Company, duly authenticated by the Trustee, and duly delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, such Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Securities.
     Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief; (c) the waiver of rights or defenses contained in Section 13.18 of the Indenture; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of the Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (f) any provision to the extent it requires that a claim with respect to the Securities (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; (g) the creation, validity, attachment, perfection, or priority of any lien or security interest; (h) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (i) waivers of broadly or vaguely stated rights and restrictions upon non-written modifications and waivers; (j) covenants not to compete; (k) provisions for exclusivity, election or cumulation of rights or remedies; (l) provisions authorizing or validating conclusive or discretionary determinations; (m) grants of setoff rights; (n) proxies, powers and trusts; (o) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property ; (p) the impact of any state or federal laws or regulations applicable to issuance of the Securities because of the nature or extent of the business of any parties to the Documents (as defined below); and (q) the severability, if invalid, of provisions to the foregoing effect.
     With your consent, we have assumed (a) that the Securities and their respective supplemental indentures pursuant to the Indenture (collectively, the “Documents”) will be duly authorized, executed and delivered by the parties thereto other than the Company; (b) that the

February 25, 2009

Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms; and (c) that the status of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Opinions.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ LATHAM & WATKINS LLP